EMISPHERE TECHNOLOGIES, INC.
                    COMMON STOCK, PAR VALUE $.01 PER SHARE

                            ----------------------
                            Underwriting Agreement
                            ----------------------
                                                                 July 21, 1997
Goldman, Sachs & Co.,
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

      Emisphere Technologies, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to Goldman, Sachs & Co. (the "Underwriters") an aggregate of 1,000,000 shares (the "Firm Shares") and, at the election of the Underwriters, up to 150,000 additional shares (the "Optional Shares") of Common Stock, par value $.01 per share ("Stock") of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the "Shares").

      1. The Company represents and warrants to, and agrees with, the Underwriters that:

      (a) A registration statement on Form S-3 (File No. 333-23423) (the "Initial Registration Statement") in respect of certain shares of Stock including the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Underwriters, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus included therein, have been declared effective by the Commission in such form other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing; no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than prospectuses filed pursuant to Rule 424(b) under the Act each in the form heretofore delivered to the Underwriters); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement, and post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement"; the prospectus relating to certain shares of Stock including the Shares, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, and the supplement thereto dated July 21, 1997 as filed by the




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Company pursuant to Rule 424 of the rules and regulations of the Act, is hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement); and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the Shares in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

      (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, conforms or, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use in the Prospectus as amended or supplemented relating to the Shares;

      (c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use in the Prospectus as amended or supplemented relating to the Shares.

      (d) The Company has not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or



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interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock of the Company (other than in connection with the Company's employee benefit plans described in the Prospectus or incorporated therein by reference) or any material adverse change in, or any development known to the Company involving a prospective material adverse change in or affecting, the business, management, financial condition, stockholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus;

      (e) The Company has good and marketable title in fee simple to all material real property and good and marketable title to all material personal property owned by it, in each case free and clear of all liens, encumbrances and defects or such as do not materially affect the value or marketability of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any material real property and buildings held under lease by the Company are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company;

      (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and corporate authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business in, and is in good standing under the laws of, each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

      (g) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued in accordance with all applicable federal and state securities laws, rules and regulations, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus or incorporated therein by reference. The Prospectus accurately sets forth all outstanding options and warrants (whether or not exercisable) to purchase shares of capital stock of the Company (or other instruments convertible or exchangeable into such shares) ("Options"), as well as all relevant terms thereof as of the date of the Prospectus;

      (h) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus or incorporated therein by reference;

      (i) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated: have been duly authorized and approved by all requisite actions of the Company; will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound


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or to which any of the property or assets of the Company is subject
(all of the foregoing constituting a "Conflict"); will not result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties (all of the foregoing constituting a "Violation"); and do not require the consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body or other third party (all of the foregoing constituting a "Consent") for the issue and sale of the Shares or the


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


consummation by the Company of the transactions contemplated by this Agreement, except (i) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and any such Conflict, Violation or Consent that would not, or if not obtained (in the case of a Consent) would not, individually or in the aggregate, result in a material adverse effect on the business, operations, financial condition, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect") or that would not, individually or in the aggregate, impair the Company's ability to consummate the transactions herein contemplated;

      (j) (i) The Company is not in violation of its Certificate of Incorporation or By-laws, and (ii) the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or instrument to which it is a party or by which it or any of its properties may be bound, including, without limitation, the Elan Agreements and the Lilly Agreement, each as hereinafter defined, which default could have a Material Adverse Effect;

      (k) The statements set forth in the Prospectus under the captions "RISK FACTORS Need for Regulatory Approval of Products," "BUSINESS - Collaboration Agreements, Patents and Governmental Regulation," and "Underwriting," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects;

      (l) Except for those legal or governmental proceedings described in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect; and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

      (m) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

      (n) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;



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      (o) Coopers & Lybrand L.L.P., who have certified certain financial statements of the Company, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

      (p) The financial statements and schedules of the Company and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the respective dates of such financial statements and schedules, and the results of operations and changes in financial position of the Company for the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and (where audited) as certified by the independent accountants named in subsection 1(o). No other financial statements or schedules are required to be included in the Registration Statement or the Prospectus. The selected financial data set forth in the Prospectus under the captions "Capitalization" and "Selected Consolidated Financial Data" fairly present the information set forth therein on the basis stated in Registration Statement;

      (q) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations of the Commission thereunder which have not been described, filed or incorporated by reference as required. The contracts so described in the Prospectus are in full force and effect on the date hereof; neither the Company nor, to the Company's knowledge, any other party is in breach of or default under any of such contracts, where such breach or default, individually or in the aggregate, would be material to the Company; and the descriptions of such contracts in the Registration Statement are accurate and fair in all material respects;

      (r) Except as disclosed in the Prospectus, the Company has sufficient and requisite trademarks, trade names, patent rights, copyrights and licenses and approvals ("Intellectual Property Rights") to conduct its business as now conducted (as described in the Prospectus); without limiting the generality of the foregoing, the Company is unaware of any limitations with respect to its Intellectual Property Rights not described in the Prospectus that would prevent it from (i) performing its obligations under the Elan Agreements and for the Elan Joint Venture, as hereinafter defined, (ii) performing its obligations under the Lilly Agreement, and (iii) engaging in its contemplated activities, as described in the Prospectus; the Company does not have any Intellectual Property Rights material to the operations of the Company's business except as described in the Prospectus and such Intellectual Property Rights will not expire earlier than as disclosed in the Prospectus; the Company has no knowledge of any material infringement by it of Intellectual Property Rights of others and, to the Company's knowledge, there are no outstanding claims against the Company regarding Intellectual Property Rights or other infringement which, if adversely determined, could have a Material Adverse Effect; and the Company has no knowledge of any material infringement by others of its Intellectual Property Rights;

      (s) The Company has taken usual and customary measures to protect the secrecy, confidentiality and value of all of its intellectual property (including the Intellectual Property Rights) in all material respects;

      (t) Except as otherwise disclosed in the Prospectus, the Company now holds, and at each Time of Delivery (as defined in Section 4 hereof) will hold, all licenses, certificates, approvals and permits from all state, United States, foreign and other regulatory authorities,


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including but not limited to the United States Food and Drug Administration (the
"FDA") and any foreign regulatory authorities performing functions similar to those performed by the FDA (together, "FDA Permits"), that are material to the conduct of the business of the Company (as such business is currently conducted), except for such licenses, certificates, approvals and permits the failure of which to hold would not have a Material Adverse Effect, all of which are valid and in full force and effect (and there is no proceeding pending or, to the knowledge of the Company, threatened which may cause any such license, certificate, approval or permit to be withdrawn, canceled, suspended or not renewed). The Company is unaware of any reason not described in the Prospectus why it (or, as applicable, the Elan Joint Venture) will not be granted all such FDA Permits as may be necessary in order for it (or, as applicable, the Elan Joint Venture), to engage in the commercialization of the products as contemplated by the Elan Joint Venture within a reasonable time period. The Company is not in violation of any law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body, applicable to the investigation of new drugs in humans and animals, including, but not limited to, those promulgated by the FDA. All of the descriptions in the Registration Statement and Prospectus of the legal and governmental proceedings by or before the FDA or any foreign, state or local government body exercising comparable authority are accurate and fair;

      (u) The Company has filed on a timely basis all necessary federal, state and foreign income, franchise and other tax returns and has paid or made provision for all taxes shown thereon as due, except where the failure to file such returns would not have a Material Adverse Effect. The Company has no knowledge of any tax deficiency that has been or might be asserted against the Company that might have a material adverse effect on the Company's business;

      (v) The Company maintains insurance of the types and in the amounts which it believes are reasonably adequate for its business, all of which insurance is in full force and effect;

      (w) The clinical studies and tests (including, but without limitation, the human and animal clinical trials) conducted by the Company or in which the Company has participated that are described in the Registration Statement and Prospectus or the results of which are referred to in the Registration Statement and Prospectus, and, to the Company's knowledge, such studies and tests that were conducted on behalf of the Company, were and, if still pending, are being conducted in all material respects (i) in accordance with the protocols, procedures and controls for such studies and tests of new medical devices or biologic products, as the case may be, and (ii) in accordance with all applicable laws, rules and regulations; the descriptions of the results of such studies and tests contained in the Registration Statement and Prospectus are accurate, complete and fair, and the Company has no knowledge of any other studies or tests, the results of which call into question the results described or referred to in the Registration Statement and Prospectus; and the Company has not received any notices or correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification of any studies or tests conducted by, or on behalf of, the Company or in which the Company has participated that are described in the Registration Statement and Prospectus or the results of which are referred to in the Registration Statement and Prospectus that would cause the Company to change the descriptions in the Registration Statement or Prospectus;



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      (x) The Company is in material compliance with, and has received no notice alleging non-compliance with, all applicable foreign, United States, state and local laws, rules, regulations, treaties, statutes and codes of any and all governmental authorities;

      (y) Without limiting the generality of (x) above, the Company: (i) is in material compliance with any and all applicable foreign, United States, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities relating to the protection of human health and safety, the environment or toxic substances or wastes, pollutants or contaminates ("Environmental Laws"); (ii) is in material compliance with any and all applicable foreign, United States, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace ("Occupational Laws" and, together with Environmental Laws, "Environmental and Occupational Laws"); (iii) has received all material permits, licenses or other approvals required of it under applicable Environmental and Occupational Laws to conduct its business as currently conducted; and (iv) is in compliance with all terms and conditions of any such permit, license or approval, except with respect to all such cases where such noncompliance with the applicable Environmental and Occupational Laws or failure to receive or act in compliance with the required permit, license or other approval would not, individually or in the aggregate, have a Material Adverse Effect. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company's knowledge, threatened against the Company relating to Environmental and Occupational Laws or to the Company's activities involving Hazardous Materials. The term "Hazardous Materials" as used in this Agreement means any material or substance that: (i) is prohibited or regulated by any environmental law, rule, regulation, order, treaty, statute or code promulgated by any governmental authority, or any amendment or modification thereto; or (ii) has been designated or regulated by any governmental authority as radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment;

      (z) The Company is not or was not engaged in the generation, use, manufacture, transportation or storage of any Hazardous Materials on any of the Company's properties or former properties, except where such use, manufacture, transportation or storage is or was in material compliance with Environmental Laws. No Hazardous Materials have been treated or disposed of by the Company on any of the Company's properties or on properties formerly owned or leased by the Company during the time of such ownership or lease, except in compliance with Environmental Laws. No spills, discharges, releases, deposits, emplacements, leaks or disposal of any Hazardous Materials have occurred on or under, or have emanated from, any of the Company's properties or former properties for which the cost of remediation would have a material adverse effect on the Company's business;

      (aa) The Company has not at any time during the last five years, (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof;

      (bb) Neither the Company nor, to its knowledge, any of its officers, directors or affiliates has taken, and at each Time of Delivery, neither the Company, nor, to its knowledge, any of its officers, directors or affiliates will have taken, directly or indirectly, any action that has



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constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of sale or resale of the Shares;

      (cc) (i) The execution, delivery and performance by the Company of the Joint Venture Agreement with Elan Corporation PLC ("Elan") and Ebbisham Limited and of all agreements to which the Company is a party as contemplated thereby (the "Elan Agreements") and the Company's participation in the joint venture contemplated by the Elan Agreements (the "Elan Joint Venture") (A) were duly authorized and approved by all requisite actions of the Company, and (B) will not constitute or give rise to a Conflict or Violation or require a Consent; and

            (ii) The execution, delivery and performance by the Company of the Research Collaboration and Option Agreement (the "Lilly Agreement") with Eli Lilly and Company ("Lilly") (C) were duly authorized and approved by all requisite actions of the Company, and (D) will not constitute or give rise to a Conflict or Violation or require a Consent;

      (dd) The Company has not violated any Federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws, nor any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder. There is (A) no significant unfair labor practice complaint pending against the Company or threatened against it before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or threatened against it,
(B) no labor dispute in which the Company is involved nor is any labor dispute imminent, other than routine disciplinary and grievance matters, and (C) no union representation question existing with respect to the employees of the Company and no union organizing activities are taking place, except (with respect to any matter specified in clause (A), (B) or (C) above, singly or in the aggregate) such as would not have a material adverse effect on the Company; and

      (ee) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to the Underwriters, and the Underwriters agree to purchase from the Company, the Firm Shares at a purchase price per share of $17.91 and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree to purchase from the Company, at the purchase price per share set forth in clause
(a) of this Section 2, that number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Underwriters so as to eliminate fractional shares).




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            The Company hereby grants to the Underwriters the right to purchase at their election up to 150,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised once only by written notice from the Underwriters to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Underwriters but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Underwriters and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

      3. Upon the authorization by the Underwriters of the release of the Firm Shares, the Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

      4. (a) The Shares to be purchased by the Underwriters hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriters may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriters, through the facilities of the Depository Trust Company ("DTC"), for the account of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of immediately available funds. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on July 24, 1997 or such other time and date as the Underwriters and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Underwriters in the written notice given by the Underwriters of their election to purchase such Optional Shares, or such other time and date as the Underwriters and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

      (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipts for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(k) hereof, will be delivered at the offices of McDermott, Will & Emery, 50 Rockefeller Plaza, New York, New york 10020 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at appropriate Times of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding each Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

      5.    The Company agrees with the Underwriters:



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



      (a) To prepare the Prospectus as amended or supplemented in relation to the Shares in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 424(b) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus relating to the Shares prior to the last Time of Delivery which shall be disapproved by the Underwriters promptly after reasonable notice thereof; to advise the Underwriters, promptly of any such amendment or supplement after any Time of Delivery and to furnish the Underwriters with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a Prospectus is required in connection with the offering or sale of the Shares; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

      (b) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriters may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to take any other action which would subject it to the service of process in suits or taxation, other than as to matters and transactions relating to the offer and sale of the Shares in each jurisdiction in which the Shares have been qualified as provided above;

      (c) Prior to 12:00 noon, New York City time, on the New York Business Day next succeeding the date of this Agreement, to furnish the Underwriters with copies of the Prospectus as amended or supplemented in New York City in such quantities as the Underwriters may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Underwriters and upon the Underwriters' request to file such document and to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

      (d) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

      (e) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company (which need not be audited) complying with
Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

      (f) During the period beginning from the date hereof and continuing to and including the date that is 90 days thereafter, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee benefit plans existing on, or upon the exercise, conversion or exchange of warrants or other convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of the Underwriters;

      (g) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and to furnish to any stockholder who so requests, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of this Agreement), consolidated summary financial information of the Company for such quarter in reasonable detail;

      (h) During a period of five years from the date of this Agreement, to furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Underwriters (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company are consolidated in reports furnished to its stockholders generally or to the Commission); and (ii) such additional information as the Underwriters may from time to time reasonably request concerning the business and financial condition of the Company (A) that is available without undue expense, and (B) that is available to the public without confidentiality restrictions;

      (i) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus as amended or supplemented under the caption "Use of Proceeds";

      (j) To use its best efforts to list for quotation the Shares on the National Association of Securities Dealers Automated Quotations National Market System ("NASDAQ"); and

      (k) To deliver agreements, in form satisfactory to the Underwriters, of all directors and executive officers of the Company providing that each of such persons will not offer, sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of any shares of the Stock of the Company during the period beginning from the date hereof and continuing to and including the date 90 days thereafter without the prior written consent of the Underwriters.

      6. The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses of the Company in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing, this Agreement, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the NASDAQ; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing certificates for the Shares; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

      7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

            (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriters' reasonable satisfaction;

            (b) McDermott, Will & Emery, counsel for the Underwriters, shall have furnished to the Underwriters such opinion or opinions (substantially in the form attached as Annex II(a) hereto), dated such Time of Delivery, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (c) Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Company, shall have furnished to the Underwriters their written opinion (in the form attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to the Underwriters.

            (d) On the date hereof, but at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and at each Time of Delivery, Coopers & Lybrand L.L.P. shall have furnished to the Underwriters a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriters, to the effect set forth in Annex I hereto, and with respect to such letter dated the Effective Date of any post-effective amendment to the Registration Statement and at each Time of Delivery, as to such other matters as the Underwriters may reasonably request, and in form and substance satisfactory to the Underwriters (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

            (e)(i)The Company shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, and (ii) since the respective dates as of which information is given in the Prospectus as amended or supplemented there shall not have been any material change in the capital stock of the Company (including the issuance of any Options other than Options pursuant to the Company's employee stock purchase plan) or any material change that resulted in, or any development that would result in, a Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

            (f) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company's securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

            (g) The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on NASDAQ;

            (h) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each executive officer and director of the Company, substantially to the effect set forth in Subsection 5(k) hereof in form and substance satisfactory to the Underwriters;

            (i) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

            (j) Darby & Darby, P.C., outside intellectual property counsel to the Company, shall have furnished to the Underwriters such opinion or opinions (in the form attached as Annex II(c) hereto), dated such Time of Delivery, with respect to the matters covered in paragraph 1(r) above as well as such other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (k) The Company shall have furnished or caused to be furnished to the Underwriters at such Time of Delivery certificates of officers of the Company reasonably satisfactory to the Underwriters as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as the Underwriters may reasonably request.

      8. (a) The Company will indemnify and hold harmless the Underwriters against any losses, claims, damages or liabilities, joint or several, to which the Underwriters may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, as amended or supplemented, any other prospectus relating to the Shares or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating or defending any such action or claim as such expenses are incurred upon the indemnified party undertaking to return such expenses in the event that it is determined by a final judgment of a court of competent jurisdiction no longer subject to appeal or review that the indemnified party is not entitled to indemnification hereby; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus as amended or supplemented, any other prospectus relating to the Shares or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Prospectus.

      (b) The Underwriters will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, as amended or supplemented, any other prospectus relating to the Shares or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus as amended or supplemented, any other prospectus relating to the Shares or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Prospectus; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

      (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsections. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. If an indemnifying party has agreed to assume the defense of any claim against an indemnified party, the indemnified party shall provide the indemnifying party with prior written notice of any proposed settlement and shall not complete such settlement without the prior consent of the indemnifying party; PROVIDED, HOWEVER, that, as a condition to the withholding of any such consent by the indemnifying party, the indemnifying party must irrevocably agree to indemnify the indemnified party in respect of such underlying claim and the indemnified party must be satisfied that the indemnifying party has the resources with which to satisfy any such claim.

      (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares sold under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus as amended or supplemented. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection
(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by them and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

      9. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of the Underwriters, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

      10. If for any reason other than a failure by the Underwriters, through no fault of the Company, to purchase the Shares from the Company hereunder, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to the Underwriters except as provided in Sections 6 and 8 hereof.

      11. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

      12. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 9 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriters shall be deemed a successor or assign by reason merely of such purchase.

      13. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

      14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      15. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriters and the Company.

                                          Very truly yours,

                                          EMISPHERE TECHNOLOGIES, INC.



                                          By: /s/ Sam J. Milstein
                                             ------------------------------
                                             Name:  Sam J. Milstein
                                             Title: President
Accepted as of the date hereof:

Goldman, Sachs & Co.



By: /s/ Goldman, Sachs & Co.
   ------------------------------
      (Goldman, Sachs & Co.)

                                                 Annex I(a)
                                                 Form of Comfort Letter









                                       July   , 1997




Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

Dear Sirs and Mesdames:

We have audited the balance sheets of (the "Company") as of (date) and (date), and the statements of operations, stockholders' equity and cash flows for each of the three years in the period ended (date) and the related financial statement schedule, all included in the Company's annual report on Form 10-K for the year ended (date) and incorporated by reference in the registration statement (No. xxx-xxxxx) on Form S-3 filed by the Company under the Securities Act of 1933 (the "Act"); our report with respect thereto is also incorporated by reference in the registration statement. This registration statement, as amended on (date) and as supplemented by the prospectus supplement dated (date) for the offer of one million shares of the Company's common stock, is referred to herein as the "Registration Statement".

In connection with the Registration Statement:

1. We are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

2. In our opinion, the financial statements and the related financial statement schedule of the Company audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the related published rules and regulations.

3. We have not audited any financial statements of the Company as of any date or for any period subsequent to (date) although we have conducted an audit for the year ended (date) the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the financial statements as of (date) and

Goldman, Sachs & Co.
Page 2




      for the year then ended, but not on the financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited interim condensed financial statements included in Part 1, Item 1 of the Company's quarterly reports on Form 10-Q, or as amended on Form 10-Q/A, for the quarters ended (date) (the "date 10-Q"), (date) (the "date 10-Q") and (date) (the "date 10-Q") (collectively the "Form 10-Qs") incorporated by reference in the Registration Statement. In addition, we are unable to and do not express any opinion on the Company's financial position, results of operations or cash flows as of any date for any period subsequent to (date).

4. For purposes of this letter, we have read the minutes of the meetings of the stockholders, Board of Directors of the Company and compensation committee of the Board of Directors as set forth in the minute books at
      (date); officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein. We have carried out other procedures to (date), as follows (our work did not extend to the period from (date) to (date) (inclusive):

            With respect to the quarters and year-to-date periods ended (date),
            (date) and (date), we have:

            (i) Performed the procedures (completed on (date) with regards to the (date) 10-Q and the (date) 10-Q and (date) with regards to the (date) 10-Q) specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited interim condensed financial statements for these periods, described in paragraph 3., included in the Form 10-Qs and incorporated by reference in the Registration Statement.

            (ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed financial statements referred to in 4.(i) comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations.

            The foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

Goldman, Sachs & Co.
Page 3




5. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

      (i) Any material modifications should be made to the unaudited condensed financial statements described in 3., incorporated by reference in the Registration Statement, for them to be in conformity with generally accepted accounting principles.

      (ii) The unaudited condensed financial statements described in 3. do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations.

6. Company officials have advised us that no financial statements as of any date or for any period subsequent to (date), are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after (date) have been, of necessity, even more limited than those with respect to the periods referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters regarding whether there was any change at (date) in the common stock as compared with amounts shown on the (date) unaudited condensed balance sheet incorporated by reference in the Registration Statement. On the basis of these inquiries and our reading of the minutes as described in 4, we have been informed by officials of the Company that there is an increase in outstanding shares of common stock of x. Such increase is the result of the exercise of stock options (proceeds to the Company totaled $xx).

7. For purposes of this letter, we have also read the items identified by you on the attached copy of certain pages of the Registration Statement and have performed the following procedures, which were applied as indicated with respect to the letters explained below. In connection with these items, we make no comment as to the Company's determination as to what constitutes the appropriate presentations, disclosures, explanations or causal relationships of such items. The "Offering" is defined as the sale of one million shares of the Company's common stock at $x per share.

      Letter      Procedures and Findings
      ------      -----------------------

      A. We compared the amounts to the corresponding amounts included in the Company's audited financial statements, or unaudited condensed financial statements incorporated by reference in the Registration Statement, for the corresponding periods and found them to be in agreement (after giving effect to rounding, if applicable).

Goldman, Sachs & Co.
Page 4




      B. We compared the amounts to the corresponding amounts included in or derived from the Company's accounting records (or recomputed the amount, if applicable) and found them to be in agreement (after giving effect to rounding, if applicable.)

      C. We compared net tangible book value before the Offering, and the related per share amount at (date) to corresponding amounts shown on a schedule prepared by management and found them to be in agreement (after giving effect to rounding). The Company computed net tangible book value before the Offering as total assets, less total liabilities, all as shown on the Company's unaudited condensed balance sheet as of (date) incorporated by reference in the Registration Statement. The Company computed net tangible book value per share, before the Offering, by dividing net tangible book value before the Offering by common shares outstanding before the Offering as shown in the (date) unaudited condensed balance sheet incorporated by reference in the Registration Statement. We recomputed the arithmetic accuracy of such schedule and found it to be correct. However, we make no comment as to the definition of tangible assets, net tangible book value, or net tangible book value per share.

      D. We compared the pro forma net tangible book value, after giving effect to the Offering, and the related per share amounts, including the increase attributable to new investors and dilution to new investors, at (date) to corresponding amounts shown on a schedule prepared by management and found them to be in agreement (after giving effect to rounding). The Company computed net tangible book value after the Offering as total assets, less total liabilities, all as shown on the Company's unaudited condensed balance sheet as of (date) incorporated by reference in the Registration Statement, increased by the net proceeds of the Offering of approximately $ x million. The Company computed the per share pro forma net tangible book value after the Offering by dividing net tangible book value after the Offering by common shares outstanding as shown in the (date) unaudited condensed balance sheet, incorporated by reference in the Registration Statement, increased by one million shares of common stock to be issued in connection with the Offering. We recomputed the arithmetic accuracy of such schedule and found it to be correct. However, we make no comment with respect to: (i) the definition of tangible assets, net tangible book value or net tangible book value per share;

Goldman, Sachs & Co.
Page 5




                  (ii) the number of shares to be sold, the assumed public offering price per share or the assumed net proceeds to the Company; and (iii) the reasonableness of the "Use of Proceeds" or whether such will actually take place.

      E. We compared the adjusted pro forma net tangible book value per share, after giving effect to the Offering and the exercise of all outstanding options and warrants, including dilution to new investors, at (date) to corresponding amounts shown on a schedule prepared by management and found them to be in agreement (after giving effect to rounding). The Company computed the adjusted pro forma net tangible book value after the Offering as total assets, less total liabilities, all as shown on the Company's unaudited condensed balance sheet as of
                  (date) incorporated by reference in the Registration Statement, increased by the net proceeds of approximately $xx million from: (i) the Offering; and (ii) the exercise of all outstanding options and warrants. The Company computed the per share adjusted pro forma net tangible book value by dividing adjusted pro forma net tangible book value after the Offering by common shares outstanding as shown in the (date) unaudited condensed balance sheet, incorporated by reference in the Registration Statement, increased by one million shares of common stock to be issued in connection with the Offering, and approximately x million shares to be issued in connection with the exercise of outstanding options and warrants. We recomputed the arithmetic accuracy of such schedule and found it to be correct. However, we make no comment with respect to:
                  (i) the definition of tangible assets, net tangible book value or net tangible book value per share; (ii) the number of shares to be sold, the assumed public offering price per share or the assumed net proceeds to the Company; (iii) the exercise of outstanding options and warrants; and (iv) the reasonableness of the "Use of Proceeds" or whether such will actually take place.

      F. We compared the amounts and number of shares listed under the caption " (date) As Adjusted" ("As Adjusted Amounts") to corresponding amounts shown on a schedule prepared by management and found such amounts to be in agreement (after giving effect to rounding.) The Company computed the As Adjusted Amounts by increasing stockholders' equity and the respective components of stockholders' equity, all as shown on the Company's unaudited condensed balance sheet as of (date) incorporated by reference in the Registration Statement, for the

Goldman, Sachs & Co.
Page 6



                  issuance of one million shares of common stock and the assumed net proceeds to the Company of approximately $x million. We recomputed the arithmetic accuracy of such schedule and found it to be correct. However, we make no comment with respect to the number of shares to be sold, the assumed public offering price per share or the assumed net proceeds to the Company, nor do we comment with respect to the reasonableness of the "Use of Proceeds" or whether such will actually take place.

8. Our audits of the financial statements and related financial statement schedule for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts (percentages, ratios) or summaries of selected transactions such as those items marked on the attached copies of pages of the Registration Statement and, accordingly, we express no opinion thereon.

9. It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in paragraph 7; also, such procedures would not necessarily reveal any material misstatement of the amounts listed above. Further, we have addressed ourselves solely to the foregoing data as set forth or incorporated by reference in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

10. This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and it is not to be used, circulated, quoted or otherwise referred to within or without the underwriting group for any other purpose, including, but not limited to, the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

                                Very truly yours,

                                                      Annex I(b)
                                                      Form of Bring-Down
                                                      Comfort Letter



      The Bring-Down Comfort Letter shall be substantially in the form of Annex I(a) to the Underwriting Agreement with the following additions.

      Insert the following text as paragraph 4.b.

      b. With respect to the period from May 1, 1997 to May 31, 1997, we have;

            (i) Read the unaudited condensed financial information of the Company for May of each of 1996 and 1997 furnished to us by the Company, officials of the Company having advised us that no such information as of any date or for any period subsequent to May 31, 1997 were available. The financial information for May of 1996 and 1997 is incomplete in that it omits the statements of cash flows and other disclosure.

            (ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed financial information referred to in 4.b.(i) are stated on a basis substantially consistent with that of the audited financial statements incorporated by reference in the Registration Statement.

      Insert the following text as paragraph 5.b.

      b.    (i)   At May 31, 1997 there was any change in common stock or
                  decrease in net current assets of the Company as compared with amounts shown on the January 31, 1997 unaudited condensed balance sheet incorporated by reference in the Registration
                  Statement, or (ii) for the period from May 1, 1997 to May 31,
                  1997, there was any decrease, as compared with the corresponding period in the preceding year, in contract revenue or an increase in total or per-share amounts of net loss, except as discussed below. The unaudited condensed financial information referred to in paragraph 4.b.(i), which were furnished to us by the Company, showed the following changes, decreases or increases:


                            January 31,      May 31,         Increase/
                               1997           1997           (Decrease)
                               ----           ----           ----------

Common Stock                $63,083,110     $__________        $__________
(includes paid-in capital)

Net Current Assets           16,578,467     $__________        $__________

                            One month       One Month
                            Ended May       Ended May         Increase/
                             31, 1996        31, 1997         (Decrease)

Net Loss                    $__________     $__________        $__________

               Annex IIa - Form of McDermott, Will & Emery Opinion



                                       July __, 1997

            1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

            2. The issuance and sale of the Shares have been duly authorized by the requisite corporate action on the part of the Company, and the Shares, when issued and delivered to and paid for by the Underwriters in accordance with the terms of the Under writing Agreement, will be validly issued, fully paid and nonassessable; and the Shares conform to the description of the Common Stock of the Company incorporated by reference to the Prospectus.

            3. The Registration Statement, as of its effective date, and the Prospectus, as of its date, each appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the General Rules and Regulations thereunder, except that in each case we express no opinion as to (a)(i) the financial statements, schedules and other financial information included therein or excluded therefrom and (ii) the material contract exhibits with respect to the Registration Statement and (b) the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus other than the description of the common stock referred to in opinion (2) above and the description of the "Underwriting" section referred to in opinion (5) below.

            4. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

            5. The statements in the Prospectus under the caption "Underwriting" insofar as it relates to statements of law or legal conclusions and documents referred to therein, fairly summarize the information called for with respect to such legal matters, subject to the qualification that such summaries are inherently incomplete descriptions of complex statutes, regulations and documents.

                                                 Annex II(b)
                                                 Form of Paul, Weiss
                                                 Opinion




            1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus.

            2. The Company has an authorized capitalization as set forth in the Prospectus; to our knowledge, there are no Options outstanding on the date of the Prospectus other than as set forth in the Prospectus; the description in the Prospectus of such Options is accurate and fair; all of the issued shares of Common Stock of the Company have been duly authorized by all requisite corporate action on the part of the Company and are validly issued and are fully paid and non-assessable; the Shares have been duly authorized by all requisite corporate action on the part of the Company and, when issued and delivered upon payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable; and the Shares conform to the description of the Common Stock contained in the Prospectus.

            3. Based solely on our review of certificates from public officials, the Company has been duly qualified as a foreign corporation for the transaction of business in, and is in good standing under the laws of, the State of New York.

            4. To our knowledge and except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, would reasonably be expected individually or in the aggregate to have a Material Adverse Effect on the Company; and, to our knowledge and except as described in the Prospectus, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            5. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

            6. The issuance and sale of the Shares and the compliance by the Company with all of the provisions of the Underwriting Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument set forth on Schedule B hereto (the "Identified Agreements") to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of (A) the Certificate of Incorporation or By-laws of the Company, (B) any Applicable Law or (C) those court orders, decrees and judgments, if any, specifically identified by the Company and set forth on Schedule C hereto, except where such violation would not reasonably be expected to have a Material Adverse Effect. For the purposes of this opinion, the term "Applicable Law" shall mean the General Corporation Law of the State of Delaware (the "GCL") and those laws, rules and regulations of the United States of America and the State of New York, in each case which in our experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement.

            7. Based on our review of Applicable Law, but without having made any investigation concerning any other laws, rules or regulations, no consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authorities (the "Governmental Approvals"), which has not been obtained, taken or made (other than pursuant to any state securities or foreign securities laws, as to which we express no opinion), is required for the performance by the Company of its obligations under the Underwriting Agreement. This opinion relates only to Governmental Approvals required under Applicable Law. For purposes of this opinion, the term "Governmental Authorities" means any executive, legislative, judicial, administrative or regulatory body of the State of New York, the United States of America or any similar body responsible for the administration of the GCL.

            8. To our knowledge, the Company is not in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any Identified Agreement, which default would reasonably be expected to have a Material Adverse Effect.

            9. The statements in the Prospectus under the caption "Business Collaboration Agreements" insofar as they purport to describe the provisions of the laws and documents referred to therein are accurate and fair.

            10. The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            11. The documents incorporated by reference in the Prospectus (except for the financial statements, financial statement schedules and other financial data included therein or omitted therefrom, as to which we express no opinion) when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations of the Commission thereunder.

            12. Each of the Registration Statement and the Prospectus (except for the financial statements, financial statement schedules and other financial data included therein or omitted therefrom, as to which we express no opinion) comply as to form in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder.

            13. The Elan Agreements and the Company's participation in the Elan Joint Venture were duly authorized, executed and delivered by, and approved by all requisite actions of, the Company and, to our knowledge, did not (i) constitute or give rise to a default under any Identified Agreement, (ii) constitute or give rise to a violation of the provisions of (A) the Certificate of Incorporation or By-laws of the Company, (B) the GCL and those laws, rules and regulations of the United States of America and the State of New York, in each case which in our experience are applicable to the transactions of the type contemplated by the Elan Agreement and the Elan Joint Venture ("Elan Applicable Law"), or (C) those court orders, decrees and judgments, if any, specifically identified by the Company and set forth on Schedule C hereto, except where such violation would not reasonably be expected to result in a Material Adverse Effect or (iii) require the consent, approval, authorization, order, registration, qualification of or with any court or governmental agency or body of the State of New York or the United States of America responsible for the administration of Elan Applicable Law, or any similar body responsible for the administration of the GCL, except for such consents, approvals, authorizations, approvals, authorizations, orders, registrations or qualifications which have been obtained or the failure of which to obtain would not reasonably be expected to result in a Material Adverse Effect.

            14. The Lilly Agreement was duly authorized, executed and delivered by, and approved by all requisite actions of, the Company and, to our knowledge, did not (i) constitute or give rise to a default under any Identified Agreement,
(ii) constitute or give rise to a violation of the provisions of (A) the Certificate of Incorporation or By-laws of the Company, (B) the GCL and those laws, rules and regulations of the United States of America and the State of New

York, in each case which in our experience are applicable to the transactions of the type contemplated by the Lilly Agreement ("Lilly Applicable Law"), or (C) those court orders, decrees and judgments, if any, specifically identified by the Company and set forth on Schedule C hereto, except where such violation would not reasonably be expected to result in a Material Adverse Effect or (iii) require the consent, approval, authorization, order, registration, qualification of or with any court or governmental agency or body of the State of New York or the United States of America responsible for the administration of Lilly Applicable Law, or any similar body responsible for the administration of the GCL, except for such consents, approvals, authorizations, approvals, authorizations, orders, registrations or qualifications which have been obtained or the failure of which to obtain would not reasonably be expected to result in a Material Adverse Effect.

            We have been orally advised by the Commission that the Registration Statement has become effective under the Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings therefor are pending or have been initiated or threatened by the Commission.

            We have participated in the preparation of the Registration Statement and the Prospectus and are familiar with the documents incorporated by reference therein, and although we have not undertaken to investigate or verify independently, and do not assume responsibility for, the accuracy or completeness of the statements contained therein (other than as explicitly stated in paragraphs 2 and 9 above), based upon such participation (and relying, as to materiality, to a large extent on officers and employees of the Company), no facts have come to our attention to lead us to believe that, as of its effective date, the Registration Statement (except for the financial statements, financial statement schedules and other financial data appearing therein or omitted therefrom, as to which we express no such belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus (except for the financial statements, financial statement schedules and other financial data appearing therein or omitted therefrom, as to which we express no such belief) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that either the Registration Statement or the Prospectus (other than the financial statements, financial statement schedules and other financial data appearing therein or omitted therefrom, as to which we express no such belief) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made not misleading. In addition, no facts have come to our attention that lead us to believe that any of the documents incorporated by reference in the Prospectus (except for the financial statements, financial statement schedules and other financial data appearing therein or omitted therefrom, as to which we express no such belief), when such documents became effective or were filed with the Commission, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

            We do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

            In rendering our opinions set forth in paragraphs 6, 11 and 12, we express no opinion as to any possible violation of Section 10(b) of the Exchange Act or Rule 10b-5 promulgated thereunder or any securities disclosure law similar in substance to Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder.

                                                 Annex II(c)
                                                 Form of Darby & Darby Opinion



                 i) Insofar as the statements in the Registration Statement and the Prospectus under the caption "Risk Factors - Dependence on Patents and Proprietary Rights" and under the caption "Business - Patents" and the statements in the Form 8-K dated July __, 1997, in the section entitled "Recent Developments" at paragraphs 3 and 4 thereof, constitute summaries of matters of intellectual property law, they are accurate statements or summaries of the matters set forth therein;

                ii) Based on the information available to us as patent counsel for the Company, but without having conducted a formal investigation, no facts have come to our attention that would form a basis for our believing that the above described portions of the Registration Statement and the Prospectus contain any untrue statement of a material fact with respect to the patent portfolio of the Company, or omit to state any material fact relating to the patent portfolio of the Company, which is necessary in order to make the statements contained therein not misleading.

               iii) Based on the information available to us as patent counsel for the Company, we have no knowledge of any facts that would cause us to believe that the Company lacks adequate intellectual property rights or licenses to conduct the business that is proposed to be conducted in the United States by the Company as described in the Prospectus and in the Registration Statement.

                iv) Based on the information available to us as patent counsel for the Company but without having conducted a formal investigation (a) no facts have come to our attention that cause us to believe that any of the United States patents identified in Schedule A (which are shown by the assignment records of the United States and Trademark Office to be owned by the Company) is unenforceable or invalid; and (b) we are not presently aware of any patent claims of others that are or would be infringed by specific, current or proposed, products or processes referred to in the Prospectus and in the Registration Statement in such manner as to materially and aversely affect the Company.

                 v) Based on the information available to us as patent counsel for the Company, we have no knowledge of any pending or threatened action, suit, proceeding or claim by others that the Company is infringing any patent which, in our opinion, if adversely determined, could result in any material adverse effect on the Company.